UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2011

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On May 3, 2011, we issued a press release and supplemental financial data with respect to our financial results for the quarter ended March 31, 2011. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01	Other Events

May 3, 2011 (San Francisco) – We reported operating results for the quarter ended March 31, 2011. All per share results are reported on a fully diluted basis.

First Quarter Operational and Financial Highlights

•	Quarterly funds from operations (FFO) totaled $34.8 million, or $0.53 per share. Quarterly net income available to common shareholders totaled $9.6 million, or $0.15 per share.

•	Year-over-year annual same-store revenues and net operating income (NOI) increased 1.5% and 2.0%, respectively. Physical occupancy averaged 95.3%; annual turnover in the same-store portfolio was 54%.

•

Acquired The Vistas of West Hills, a 220-unit property in Valencia, Calif., for a total purchase price of approximately $56.5 million. The property was completed in June 2009 and was 75% occupied on the acquisition date; current occupancy is 81%.

•	Issued 545,000 shares at an average price of $45.84 per share, for gross proceeds of $25.0 million, under our at-the-market (ATM) program.

•

Annual FFO guidance updated to a range of $2.08 to $2.18 per share from a previously guided range of $2.06 to $2.18 per share. Second quarter 2011 guidance announced in a range of $0.52 to $0.55 per share.

First Quarter 2011

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $34.8 million, or $0.53 per share, for first quarter 2011, as compared with $29.4 million, or $0.52 per share, for the quarter ended March 31, 2010. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) Net income available to common shareholders for the first quarter totaled $9.6 million, or $0.15 per share, as compared with $5.5 million, or $0.10 per share, for the same period 2010.

Our year-over-year earnings and FFO results reflect the impact of the following during 2011: (1) increases in same-store property-level operating results over 2010 levels; (2) incremental NOI from acquired and newly completed properties in the last 12 months; and (3) a reduction in interest expense due to lower leverage levels, which was offset by (4) a higher level of outstanding shares from equity issued in 2010 and 2011.

Same-Store Property Results

We define same-store properties as stabilized apartment communities we have owned for at least five full quarters. Of the 21,538 apartment units we own directly, same-store units totaled 19,275 for the quarter.

On a year-over-year basis, overall same-store revenues and NOI increased 1.5% and 2.0%, respectively, for the first quarter. The revenue increase was driven by a 2.0% increase in rental rates per unit earned during the period, offset by a 50-basis-point reduction in year-over-year financial occupancy levels. Annualized turnover during the first quarter was 54%, as compared with 57% during the first quarter of 2010.

On a sequential basis, same-store revenue increased 0.8%, NOI increased 0.3% and expenses increased 1.8% over fourth quarter 2010 levels. The sequential quarter increase in revenues was driven by a 1.0% increase in rental rates earned per unit during the first quarter, offset by a 20 basis-point reduction in financial occupancy.

Investment Activity

On February 16, 2011, we acquired The Vistas of West Hills for total purchase price of $56.5 million. The Vistas’ acquisition supports our strategy of concentrating our investment capital. The community is within three miles of two our other communities, Pinnacle at Westridge and Bridgeport Coast, providing us with operational and staffing efficiencies. The property was 75% occupied on the acquisition date and currently is 81% occupied.

During the first quarter 2011, one development community completed its lease-up phase: Villa Granada in Santa Clara, Calif. (270 units). The current physical occupancy at Villa Granada is 97.8%; average occupancy for the first quarter was 89%.

We currently have one community under construction: Lawrence Station, a 336-unit community in Sunnyvale Calif., with an estimated completion date of the first quarter 2013.

During the first quarter we purchased for $5.1 million, a 4.4-acre site, contiguous to our Park Viridian community in the Anaheim Platinum Triangle. When added to an existing phase 2 land parcel (Park Viridian II), the combined undeveloped parcels support the development of 400 units. As of March 31, 2011, we owned or leased land that supports the development of five communities (two in Southern California, two in Northern California and one in Seattle) representing approximately 1,600 units of future development, and an estimated aggregate investment of approximately $635 million upon completion.

Subsequent to the end of the quarter, we acquired two parcels of entitled land in San Francisco’s Mission Bay district, located along the waterfront and adjacent to the San Francisco Giants’ ballpark. The parcels support the construction of 360 units, at an estimated total construction cost of approximately $220 million. We expect pre-development work to take place over the next 12-15 months; construction will commence in mid-2012, with first units to be delivered in 2014.

Capital Markets Activity

Under the ATM equity distribution agreement filed with the Securities and Exchange Commission on Form 8-K on February 25, 2010, we issued 545,000 shares of common stock, at an average share price of $45.84 per share, with total gross proceeds of $25.0 million. The remaining capacity under the equity distribution agreement totals $200.0 million.

Common and Preferred Dividends Declared

On April 28, 2011, our board of directors approved regular common and preferred stock dividends for the quarter ending June 30, 2011. All common and preferred dividends will be payable on Thursday, June 30, 2011 to shareholders of record on Wednesday, June 15, 2011. The quarterly common dividend payment of $0.375 is equivalent to $1.50 per share on an annualized basis, and represents a yield of approximately 3.0% on Monday’s closing price of $50.72 per share. We have paid uninterrupted quarterly dividends to shareholders since the being founded in 1970.

Our 6.75% Series C preferred dividend is $0.421875 per share; the 6.75% Series D preferred dividend is $0.421875 per share.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2011

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2011	December 31, 2010
ASSETS

Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$3,525,870	$3,464,466
Construction in progress	33,559	29,095
Less: accumulated depreciation	(664,413)	(640,456)

	2,895,016	2,853,105

Equity in real estate joint ventures:
Investments	60,946	61,132

Land under development	192,890	183,291

Total real estate portfolio	3,148,852	3,097,528

Cash	7,106	6,357
Other assets	55,895	52,362

TOTAL ASSETS	$3,211,853	$3,156,247

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Unsecured senior notes	$724,638	$773,076
Unsecured line of credit	310,000	209,000
Mortgage loans payable	810,320	810,842
Accounts payable and accrued expenses	45,318	52,070

Total liabilities	1,890,276	1,844,988

Redeemable noncontrolling interests	37,130	34,866

Shareholders’ equity:

Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 7,000,000 shares with total liquidation preference of $175,000,000 issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	70	70

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 65,341,438 and 64,675,815 at March 31, 2011 and December 31, 2010, respectively.	653	647

Additional paid-in capital	1,283,724	1,275,676

Total shareholders’ equity	1,284,447	1,276,393

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$3,211,853	$3,156,247

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2011 and 2010

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 3/31/11	Quarter ended 3/31/10
REVENUES

Rental income	$87,345	$78,537
Ancillary income	3,259	3,126

Total revenues	90,604	81,663

EXPENSES

Real estate	$29,390	$26,573
Provision for depreciation	24,401	21,883
Interest	19,748	21,099
General and administrative	5,234	5,206
Other expenses (1)	143	925

Total expenses	78,916	75,686

Other income	605	724

Net income before noncontrolling interests, partnership income and discontinued operations	12,293	6,701

Income from unconsolidated entities	640	547

Income from continuing operations	12,933	7,248

Discontinued operations:
Discontinued operations, net (2)	—	1,603

Income from discontinued operations	—	1,603

NET INCOME	$12,933	$8,851

Redeemable noncontrolling interest in income	335	373

Dividends attributable to preferred stock	2,953	2,953

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,645	$5,525

Net income per common share - basic	$0.15	$0.10

Net income per common share - diluted	$0.15	$0.10

Weighted average shares outstanding - basic	64,890	55,320

Weighted average shares outstanding - diluted	65,105	55,415

(1)

For the three months ended March 31, 2011; $143,000 of acquisition costs were reported in other expenses. For the three months ended March 31, 2010 other expenses include $925,000 related to acquisition costs.

(2)	For 2010, includes four operating properties sold during the twelve months ending December 31, 2010.

	Quarter ended 3/31/11	Quarter ended 3/31/10
Rental and ancillary income	—	$4,460
Real estate expenses	—	(1,633)
Provision for depreciation	—	(1,224)

Income from discontinued operations, net	—	$1,603

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Depreciation from continuing operations	24,401	21,883
Depreciation from discontinued operations	—	1,224
Redeemable noncontrolling interest in income	335	373
Depreciation from unconsolidated entities	506	480
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	(105)

Funds from operations	$34,782	$29,380

Allocation to participating securities - diluted FFO (1)	$(195)	$(261)

Allocation to participating securities - diluted EPS (1)	$(41)	$(23)

Diluted shares outstanding - EPS	65,105	55,415
Net income per common share - diluted	$0.15	$0.10

Diluted shares outstanding - FFO	65,720	56,170

FFO per common share - diluted	$0.53	$0.52

(1)	Adjustment to the numerators for diluted FFO per common share and diluted net income per common share calculations when applying the two class method for calculating EPS.

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Interest, including discontinued operations	19,748	21,099
Depreciation, including discontinued operations	24,401	23,107

EBITDA	53,794	49,731
Redeemable noncontrolling interest in income	335	373
Dividends on preferred stock	2,953	2,953
Other expenses	143	925

Adjusted EBITDA	$57,225	$53,982

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 3/31/2011	Quarter Ended 3/31/2010
Net income available to common shareholders	$9,645	$5,525
Interest, including discontinued operations	19,748	21,099
Depreciation, including discontinued operations	24,401	23,107
Redeemable noncontrolling interest in income	335	373
Dividends on preferred stock	2,953	2,953
General and administrative expense	5,234	5,206
Other expenses	143	925

NOI	$62,459	$59,188

Less Non Same-Store NOI	7,773	5,558

Same-Store NOI	$54,686	$53,630

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated May 3, 2011, including attachments.

99.2	Supplemental Financial data dated May 3, 2011, including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: May 3, 2011	/s/ John A. Schissel
John A. Schissel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated May 3, 2011, including attachments.

99.2	Supplemental Financial data dated May 3, 2011, including attachments.